CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 23.1

We consent to the reference to our firm as “Experts” in the registration statement (Form S-8 No. 333-125698) dated June 10, 2005 pertaining to the 2005 Stock Option Plan of Cheetah Oil & Gas Ltd., and to the incorporation by reference therein of our report dated March 31, 2006 with respect to the consolidated financial statements of Cheetah Oil & Gas Ltd., included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Vancouver, Canada	Chartered Accountants

April 18, 2006